UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3133 West Frye Road, # 215
Chandler, Arizona 85226
(Address of principal executive offices) (Zip Code)

(877) 282-7660
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Mobivity Holdings Corp. (the “Company”) with the Securities and Exchange Commission on August 5, 2025 (the “Original Report”). The sole purpose for filing this Amendment is to correct a scrivener’s error describing the aggregate principal amount issued in connection with the senior secured convertible notes offering described in the Original Report as being $3.85 million, instead of the correct amount of $3.35 million, with Messrs. Thomas B. Akin and Bruce E. Terker (and/or their affiliates) investing $1.85 million and $1.5 million, respectively, in such offering (the “Specified Error”). This Amendment supplements the Original Report and should be read in conjunction with the Original Report. No other changes have been made to the Original Report other than to correct the Specified Error, as described above and reflected below.

The first paragraph under Item 1.01 in the Original Report is amended and restated to read as follows:

Item 1.01.	Entry into a Material Definitive Agreement.

“On July 31, 2025, Mobivity Holdings Corp. (the “Company”) entered into a convertible promissory note purchase agreement (the “Agreement”) with two accredited investors and/or their affiliates, Thomas B. Akin, a member of the Company’s Board of Directors (“Board”), and Bruce E. Terker, an owner of 5% or more of the outstanding shares of the Company’s common stock, $0.001 par value (“Common Stock”) (collectively, the “Investors”). Pursuant to the Agreement, the Company received $3.35 million in proceeds and issued senior secured convertible promissory notes (each a “Convertible Note” and collectively, the “Convertible Notes”) in the aggregate principal amount of $3.35 million. The Convertible Notes were issued as part of a convertible note offering authorized by the Company’s special committee (the “Special Committee”) of the Board to raise up to $4.0 million from the issuance of Convertible Notes (the “Offering”). Messrs. Akin and Terker invested $1.85 million and $1.5 million, respectively, in the Offering. The Company will use the proceeds from the sale of the Convertible Notes for working capital for general corporate purposes and for the proposed Reverse Stock Split (as defined below).”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobivity Holdings Corp.

Date: August 7, 2025	By:	/s/ Skye Fossey-Tomaske
Skye Fossey-Tomaske
Interim Chief Financial Officer